This document consists of 30 pages, of which this page is number 1. The Index to Exhibits is on page 9.

    As filed with the Securities and Exchange Commission on May 23, 1996.
                                                     Registration No. 333-

- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              ---------------------

                            TARGET THERAPEUTICS, INC.
             (Exact name of Registrant as specified in its charter)

         DELAWARE                                      95-3962471
 (State of Incorporation)                 (I.R.S. Employer Identification No.)

                              47201 Lakeview Blvd.
                                Fremont, CA 94538
                    (Address of principal executive offices)

                              ---------------------

                             1990 STOCK OPTION PLAN OF
                     INTERVENTIONAL THERAPEUTICS CORPORATION
                            (Full title of the Plans)

                              ---------------------

                                  Gary R. Bang
                      President and Chief Executive Officer
                            Target Therapeutics, Inc.
                              47201 Lakeview Blvd.
                                Fremont, CA 94538
                                 (510) 440-7700
            (Name, address and telephone number of agent for service)

                              ---------------------

                                   Copies to:
                                 MICHAEL W. HALL
                                 DAVID A. GARCIA
                                Venture Law Group
                           A Professional Corporation
                               2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (415) 854-4488

                         CALCULATION OF REGISTRATION FEE

                                                                                         Proposed
                                                                       Proposed          Maximum
                                                   Maximum             Maximum           Aggregate      Amount of
                                                 Amount to be       Offering Price       Offering      Registration
    Title of Securities to be Registered          Registered          Per Share           Price            Fee
- -------------------------------------------------------------------------------------------------------------------
1990 STOCK OPTION PLAN OF
   INTERVENTIONAL THEREAPEUTICS CORPORATION
   Common Stock,
   $0.0025 par value........................     43,591 Shares           $0.96(1)        $41,847.36       $100


- -------------------------------------------------------------------------------------------------------------------
                     TOTAL                       43,591 Shares                           $41,847.36       $100
                     -----


- -----------------------
 (1) Computed in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation with respect to issued options is based on the average weighted exercise price per share of outstanding options under the referenced Plan as of April 30, 1996.

PART II: INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3    INFORMATION INCORPORATED BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:

     (a) The Registrant's Annual Report on Form 10-K for the year ended March 31, 1995, filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended June 30, 1995, September 30, 1995 and December 31, 1995 each pursuant to Section 13 of the 1934 Act.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4    DESCRIPTION OF SECURITIES

          Not Applicable.

ITEM 5    INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not Applicable.

ITEM 6    INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145(a) of the Delaware General Corporation Law (the "DGCL") provides in relevant part that "a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful." With respect to derivative actions, Section 145(b) of the DGCL provides in relevant part that "[a] corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor...[by reason of his service in one of the capacities specified in the preceding sentence] against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper."

                  The Registrant's Certificate of Incorporation provides that each person who is or was or who had agreed to become a director or officer of the Registrant or who had agreed at the request of the Registrant's Board of Directors or an officer of the Registrant to serve as an employee or agent of the Registrant or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the Registrant to the full extent permitted by the DGCL or any other applicable laws. Such Certificate of Incorporation also provides that no amendment or repeal of such Certificate shall apply to or have any effect on the right to indemnification permitted or authorized thereunder for or with respect to claims asserted before or after such amendment or repeal arising from acts or omissions occurring in whole or in part before the effective date of such amendment or repeal.

                  The Registrant's Bylaws provide that the Registrant shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action or a proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he was or is a director, officer, or employee of the Registrant or serves or served any other enterprise as a director, officer or employee at the request of the Registrant.

                  The Registrant has entered or will enter into indemnification agreements with its directors and certain of its officers. The Registrant intends to purchase insurance on behalf of its officers and directors against losses arising from any claim asserted against or incurred by such individuals in any such capacity, subject to certain exclusions.

ITEM 7        EXEMPTION FROM REGISTRATION CLAIMED

              Not Applicable.

ITEM 8        EXHIBITS

   Exhibit
   Number     Document
   ------     --------
     4.0*     Amended and Restated Certificate of Incorporation of Registrant.
     4.1**    Bylaws of Registrant, as amended to date.
     4.2      1990 Stock Option Plan of Interventional Therapeutics Corporation
              and form of stock option agreement.
     5.1      Opinion of Venture Law Group, A Professional Corporation as to the
              legality of securities being registered.
    23.1      Consent of Venture Law Group (contained in Exhibit 5.1 hereto).
    23.2      Consent of Ernst & Young LLP, Independent Auditors.
    25.1      Power of Attorney (see page 8).

- --------------------
* Incorporated by reference to Exhibit No. 3.1 filed with Registrant's Form 10-Q for the quarter ended December 31, 1991.
** Incorporated by reference to Exhibit 3.2 filed with Registrant's Annual Report on Form 10-K for the year ended March 31, 1995.

ITEM 9        UNDERTAKINGS

         A.       The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.






                            [Signature page follows]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Target Therapeutics, Inc., a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on May 23, 1996.



                                        TARGET THERAPEUTICS, INC.




                                        By: /s/ Gary R. Bang
                                           -----------------
                                        Gary R. Bang, President and
                                        Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gary R. Bang and Robert E. McNamara, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act or thing necessary to be done in and about the premises and hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        Signature                                Title                          Date
        ---------                                -----                          ----
     /s/ Gary R. Bang           President, Chief Executive Officer and      May 23, 1996
- ---------------------------     Director (Principal Executive Officer)
      (Gary R. Bang)

  /s/ Robert E. McNamara        Vice President, Finance and                 May 23, 1996
- ---------------------------     Administration, Chief Financial Officer
   (Robert E. McNamara)         (Principal Financial and Accounting
                                Officer) and Assistant Secretary

  /s/ Charles M. Strother       Chairman of the Board of Directors          May 23, 1996
- ---------------------------
  (Charles M. Strother)

   /s/ William G. Davis         Director                                    May 23, 1996
- ---------------------------
    (William G. Davis)

/s/ Kathleen Murray, M.S.N.     Director                                    May 23, 1996
- ---------------------------
 (Kathleen Murray, M.S.N.)

  /s/ Howard D. Palefsky        Director                                    May 23, 1996
- ---------------------------
   (Howard D. Palefsky)

  /s/ Richard D. Randall        Director                                    May 23, 1996
- ---------------------------
   (Richard D. Randall)

  /s/ John C. Villforth         Director                                    May 23, 1996
- ---------------------------
   (John C. Villforth)

                                INDEX TO EXHIBITS

Exhibit                                                                     Page
Number                                                                      No.
- ------                                                                      ---
  4.0*   Amended and Restated Certificate of Incorporation of Registrant.
  4.1**  Bylaws of Registrant, as amended to date.
  4.2    1990 Stock Option Plan of Interventional Therapeutics Corporation
         and form of stock option agreement.                                 11
  5.1    Opinion of Venture Law Group, A Professional Corporation as to
         the legality of securities being registered.                        30
 23.1    Consent of Venture Law Group (contained in Exhibit 5.1 hereto).
 23.2    Consent of Ernst & Young LLP, Independent Auditors.                 10
 25.1    Power of Attorney (see page 8).                                      8


- --------------------
* Incorporated by reference to Exhibit No. 3.1 filed with Registrant's Form 10-Q for the quarter ended December 31, 1991.

** Incorporated by reference to Exhibit 3.2 filed with Registrant's Annual Report on Form 10-K for the year ended March 31, 1995.

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1990 Stock Option Plan of Interventional Therapeutics Corporation of our report dated June 23, 1995 with respect to the consolidated financial statements and schedules of Target Therapeutics, Inc. included and incorporated by reference in its Annual Report on Form 10-K for the year ended March 31, 1995, as filed with the Securities and Exchange Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.




                                                        ERNST & YOUNG, LLP






Palo Alto, California
May 23, 1996

                     INTERVENTIONAL THERAPEUTICS CORPORATION

                             1990 STOCK OPTION PLAN

     1. Purposes of the Plan. The purposes of this Stock Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees and Consultants of the Company and to promote the success of the Company's business.

          Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement.

     2. Definitions. As used herein, the following definitions shall apply:

          (a) "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Company, if no Committee is appointed.

          (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with paragraph (a) of Section 4 of the Plan, if one is appointed.

          (d)  "Common Stock" shall mean the Common Stock of the Company.

          (e) "Company" shall mean Interventional Therapeutics Corporation, a California corporation.

          (f) "Consultant" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services, and any director of the Company whether compensated for such services or not; provided that if and in the event the Company registers any class of any equity security pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the term Consultant shall thereafter not include directors who are not compensated for their services or are paid only a director's fee by the Company.

          (g) "Continuous Status as an Employee or Consultant" shall mean the absence of any interruption or termination of service as an Employee or Consultant. Continuous Status as an Employee or Consultant shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

          (h) "Employee" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (i) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422A of the Code.

          (j) "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

          (k)  "Option" shall mean a stock option granted pursuant to the Plan.

          (l) "Optioned Stock" shall mean the Common Stock subject to an Option.

          (m) "Optionee" shall mean an Employee or Consultant who receives an Option.

          (n) "Parent" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 425(e) of the Code.

          (o)  "Plan" shall mean this 1990 Stock Option Plan.

          (p) "Share" shall mean a share of the Common Stock, as adjusted in accordance with Section 11 of the Plan.

          (q) "Subsidiary" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 425(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of shares which may be optioned and sold under the Plan is 314,750 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Plan shall have been terminated, become available for future grant under the Plan. Notwithstanding any other provision of the Plan, shares issued under the Plan and later repurchased by the Company shall not become available for future grant or sale under the Plan.

     4.   Administration of the Plan.

          (a) Procedure. The Plan shall be administered by the Board of Directors of the Company.

               (i) Subject to subparagraph (ii), the Board of Directors may appoint a Committee consisting of not less than two members of the Board of Directors to administer the Plan on behalf of the Board of Directors, subject to such terms and conditions as the Board of Directors may prescribe. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors. Members of the Board who are either eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of Options to him.

               (ii) Notwithstanding the foregoing subparagraph (i), if and in any event the Company registers any class of any equity security pursuant to
Section 12 of the Exchange Act, from the effective date of such registration until six months after the termination of such registration, any grants of Options to officers or directors shall only be made by the Board of Directors; provided, however, that if a majority of the Board of Directors is eligible to participate in this Plan or any other stock option or other stock plan of the Company or any of its affiliates, or has been eligible at any time during the prior one-year period (or, if shorter, the period following the initial registration of the Company's equity securities under Section 12 of the Exchange
Act), any grants of Options to directors must be made by, or only in accordance with the recommendation of, a Committee consisting of three or more persons, who may but need not be directors or employees of the Company, appointed by the Board of Directors and having full authority to act in the matter, none of whom is eligible to participate in this Plan or any other stock option or other stock plan of the Company or any of its affiliates, or has been eligible at any time during the prior one-year period (or, if shorter, the period following the initial registration of the Company's equity securities under Section 12 of the Exchange Act). Any Committee administering the Plan with respect to grants to officers who are not also directors shall conform to the requirements of the preceding sentence. Once appointed, the Committee shall continue to serve until otherwise directed by the Board of Directors.

               (iii) Subject to the foregoing subparagraphs (i) and (ii), from time to time the Board of Directors may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

          (b) Powers of the Board. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options or Nonstatutory Stock Options; (ii) to determine, upon review of relevant information and in accordance with Section 8(b) of the Plan, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 8(a) of the Plan; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option, consistent with the provisions of Section 5 of the Plan; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

          (c) Effect of Board's Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of any Options granted under the Plan.

     5.   Eligibility.

          (a) Nonstatutory Stock Options may be granted only to Employees and Consultants. Incentive Stock Options may be granted only to Employees. An Employee or Consultant who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

          (b) Each Option shall be designated in the written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designations, to the extent that the aggregate fair market value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options.

          (c) For purposes of Section 5(b), Options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (d) The Plan shall not confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with his right or the Company's right to terminate his employment or consulting relationship at any time, with or without cause.

     6. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the shareholders of the Company as described in Section 17 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under
Section 13 of the Plan.

     7.   Term of Option. The term of each Incentive Stock Option shall be ten
(10) years from the date of grant thereof or such shorter term as may be provided in the Incentive Stock Option Agreement. The term of each Nonstatutory Stock Option shall be ten (10) years and one (1) day from the date of grant thereof or such shorter term as may be provided in the Nonstatutory Stock Option Agreement. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, (a) if the Option is an Incentive Stock Option, the term of the Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Incentive Stock Option Agreement, or
(b) if the Option is a Nonstatutory Stock Option, the term of the Option shall be five (5) years and one (1) day from the date of grant thereof or such shorter term as may be provided in the Nonstatutory Stock Option Agreement.

     8.   Exercise Price and Consideration.

          (a) The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be such price as is determined by the Board, but shall be subject to the following:

               (i)  In the case of an Incentive Stock Option

                    (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

                    (B) granted to any Employee, the per Share exercise price shall be no less than 100% of the fair market value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Stock Option

                    (A) granted to a person who, at the time of the grant of such Option, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of the grant.

                    (B) granted to any person, the per Share exercise price shall be no less than 85% of the fair market value per Share on the date of grant.

For purposes of this Section 8(a), in the event that an Option is amended to reduce the exercise price, the date of grant of such Option shall thereafter be considered to be the date of such amendment.

          (b) The fair market value shall be determined by the Board in its discretion; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the mean of the bid and asked prices (or the closing price per share if the Common Stock is listed on the National Association of Securities Dealers Automated Quotation ("NASDAQ") National Market System) of the Common Stock for the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the NASDAQ System) or, in the event the Common Stock is listed on a stock exchange, the fair market value per Share shall be the closing price on such exchange on the date of grant of the Option, as reported in The Wall Street Journal.

          (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, promissory note, other Shares of Common Stock which (i) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and
(ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Sections 408 and 409 of the California General Corporation Law. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Company (Section 315(b) of the California General Corporation Law).

     9.   Exercise of Option.

          (a) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with respect to the Company and/or the Optionee, and as shall be permissible under the terms of the Plan.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 8(c) of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. In the event that the exercise of an Option is treated in part as the exercise of an Incentive Stock Option and in part as the exercise of a Nonstatutory Stock Option pursuant to Section 5(b), the Company shall issue a separate stock certificate evidencing the Shares treated as acquired upon exercise of an Incentive Stock Option and a separate stock certificate evidencing the Shares treated as acquired upon exercise of a Nonstatutory Stock Option, and shall identify each such certificate accordingly in its stock transfer records. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 11 of the Plan.

               Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b) Termination of Status as an Employee or Consultant. In the event of termination of an Optionee's Continuous Status as an Employee or Consultant (as the case may be), such Optionee may, but only within thirty (30) days (or such other period of time, not exceeding three

(3) months in the case of an Incentive Stock Option or six (6) months in the case of a Nonstatutory Stock Option, as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent that he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of such termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (c) Disability of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within six (6) months (or such other period of time not exceeding twelve (12) months as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise the Option at the date of termination, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

          (d) Death of Optionee. Notwithstanding the provisions of Section 9(b) above, in the event of the death of an Optionee:

               (i) during the term of the Option who is at the time of his death an Employee or Consultant of the Company and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Optionee continued living and remained in Continuous Status as an Employee or Consultant six (6) months after the date of death; or

               (ii) within thirty (30) days (or such other period of time not exceeding three (3) months as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the termination of Continuous Status as an Employee or Consultant, the Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     10. Non-Transferability of Options. The Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

     11. Adjustments Upon Changes in Capitalization or Merger. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action. In the event of a merger of the Company with or into another corporation, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation. In the event that such successor corporation does not agree to assume the Option or to substitute an equivalent option, the Board shall, in lieu of such assumption or substitution, provide for the Optionee to have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of fifteen (15) days from the date of such notice, and the Option will terminate upon the expiration of such period.

     12. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option. Notice of the determination shall be given to each Employee or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

     13.  Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable; provided that, the following revisions or amendments shall require approval of the shareholders of the Company in the manner described in Section 17 of the Plan:

               (i) any increase in the number of Shares subject to the Plan, other than in connection with an adjustment under Section 11 of the Plan;

               (ii) any change in the designation of the class of persons eligible to be granted Options; or

               (iii) if the Company has a class of equity securities registered under Section 12 of the Exchange Act at the time of such revision or amendment, any material increase in the benefits accruing to participants under the Plan.

          (b) Shareholder Approval. If any amendment requiring shareholder approval under Section 13(a) of the Plan is made subsequent to the first registration of any class of equity securities by the Company under Section 12 of the Exchange Act, such shareholder approval shall be solicited as described in Section 17 of the Plan.

          (c) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Board, which agreement must be in writing and signed by the Optionee and the Company.

     14. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     15. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     16. Option Agreement. Options shall be evidenced by written option agreements in such form as the Board shall approve. The current form of such agreement is set forth as Attachment A hereto.

     17.  Shareholder Approval.

          (a) Continuance of the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted.

          (b) If and in the event that the Company registers any class of equity securities pursuant to Section 12 of the Exchange Act, any required approval of the shareholders of the Company obtained after such registration shall be solicited substantially in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

          (c) If any required approval by the shareholders of the Plan itself or of any amendment thereto is solicited at any time otherwise than in the manner described in Section 17(b) hereof, then the Company shall, at or prior to the first annual meeting of shareholders held subsequent to the later of (1) the first registration of any class of equity securities of the Company under
Section 12 of the Exchange Act or (2) the granting of an Option hereunder to an officer or director after such registration, do the following:

               (i) furnish in writing to the holders entitled to vote for the Plan substantially the same information which would be required (if proxies to be voted with respect to approval or disapproval of the Plan or amendment were then being solicited) by the rules and regulations in effect under Section 14(a) of the Exchange Act at the time such information is furnished; and

               (ii) file with, or mail for filing to, the Securities and Exchange Commission four copies of the written information referred to in subsection (i) hereof not later than the date on which such information is first sent or given to shareholders.

     18. Information to Optionees. The Company shall provide to each Optionee, during the period for which such Optionee has one or more Options outstanding, copies of all annual reports and other information which are provided to all shareholders of the Company. The Company shall not be required to provide such information if the issuance of Options under the Plan is limited to key employees whose duties in connection with the Company assure their access to equivalent information.

IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.



                             STOCK OPTION AGREEMENT



     INTERVENTIONAL THERAPEUTICS CORPORATION, a California corporation (the "Company"), hereby grants to ____________ (the "Optionee") an Option to purchase a total of ________ shares of Common Stock (the "Shares"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the 1990 Stock Option Plan (the "Plan") adopted by the Company, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings herein.

     1. Nature of the Option. If Optionee is an Employee of the Company, this Option is intended to qualify as an Incentive Stock Option. If Optionee is a Consultant of the Company, this Option is a Nonstatutory Stock Option and is not intended to qualify for any special tax benefits to the Optionee.

     2. Exercise Price. The exercise price is $_____ for each share of Common Stock, which price is not less than the fair market value per share of Common Stock on the date of grant, as determined by the Board; provided, however, in the event Optionee is an Employee and owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of its Parent or Subsidiary corporations immediately before this Option is granted, said exercise price is not less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant as determined by the Board.

     3. Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Section 8 of the Plan as follows.

          (i)  Right to Exercise

               (a) Subject to Subsections 3(i)(b), (c), (d) and (e) below, the shares subject to the option shall be _____________________.

               (b)  This Option may not be exercised for a fraction of a Share.

               (c) In the event of Optionee's death, disability or other termination of employment, the exercisability of the Option is governed by Sections 7, 8 and 9 below, subject to the limitations contained in subsections 3(i)(d) and (e).

               (d) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in Section 11 below.

               (e) If this Option is intended to qualify as an Incentive Stock Option, in no event may this Option become exercisable at a time or times which, when this Option is aggregated with all other incentive stock options granted to Optionee by the Company or any Parent or Subsidiary, would result in Shares having an aggregate fair market value (determined for each Share as of the date of grant of the option covering such share) in excess of $100,000 becoming first available for purchase upon exercise of one or more incentive stock options during any calendar year.

          (ii) Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the President, Secretary or Chief Financial Officer of the Company. The written notice shall be accompanied by payment of the exercise price.

          No shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

     4.   Investment Representations; Restrictions on Transfer.

          (i) By receipt of this Option, by its execution and by its exercise in whole or in part, Optionee represents to the Company the following:

               (a) Optionee understands that this Option and any Shares purchased upon its exercise are securities, the issuance of which requires compliance with federal and state securities laws.

               (b) Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Optionee is acquiring these securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

               (c) Optionee acknowledges and understands that the securities constitute "restricted securities" under the Securities Act and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the securities. Optionee understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, a legend prohibiting their transfer without the consent of the Commissioner of Corporations of the State of California and any other legend required under applicable state securities laws.

               (d) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of exercise of the Option by the Optionee, such exercise will be exempt from registration under the Securities Act. In the event the Company later becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including among other things: (1) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, (2) in the case of an affiliate, the availability of certain public information about the Company, and the amount of securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), if applicable. Notwithstanding this paragraph 4(i)(d), the Optionee acknowledges and agrees to the restrictions set forth in paragraph 4(ii).

               (e) In the event that the Company does not qualify under Rule 701 at the time of exercise of the Option, then the securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the availability of certain public information about the Company, (2) the resale occurring not less than two years after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, (3) in the case of an affiliate, or of a non-affiliate who has held the securities less than three years, the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

                    (ii) Optionee agrees, in connection with the Company's initial underwritten public offering of the Company's securities, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by Optionee (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for one hundred eighty (180) days from the effective date of such registration, and (2) further agrees to execute any agreement reflecting (1) above as may be requested by the underwriters at the time of the public offering.

                    (iii) Legends. The share certificate evidencing the Shares issued upon exercise of this Option shall be endorsed with the following legends:

                         (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933".

                         (b) THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF A STOCK OPTION AGREEMENT BETWEEN THE COMPANY AND THE SHAREHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

                         (c) Any legend required to be placed thereon by the California Commissioner of Corporations or any other applicable state securities laws.

     5. Method of Payment. Payment of the purchase price shall be made by cash or check.

     6. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under
Part 207 of Title 12 of the Code of Federal Regulations (Regulation G) as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

     7. Termination of Status as an Employee or Consultant. In the event of termination of Optionee's Continuous Status as an Employee or Consultant, Optionee may, but only within thirty (30) days after the date of such termination (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), exercise this Option to the extent that Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, this Option shall terminate.

     8. Disability of Optionee. Notwithstanding the provisions of Section 7 above, in the event of termination of Optionee's Continuous Status as an Employee or Consultant as a result of Optionee's permanent and total disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within six
(6) months from the date of termination of employment or consulting relationship (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), exercise this Option to the extent Optionee was entitled to exercise it at the date of such termination. To the extent that Optionee was not entitled to exercise this Option at the date of termination, or if Optionee does not exercise such Option (which Optionee was entitled to exercise) within the time specified herein, this Option shall terminate.

     9.   Death of Optionee. In the event of the death of Optionee:

          (i) during the term of this Option while an Employee or Consultant of the Company and having been in Continuous Status as an Employee or Consultant since the date of grant of this Option, this Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in Section 11 below), by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had Optionee continued living and remained in Continuous Status as an Employee or Consultant six (6) months after the date of death, subject to the limitations contained in Section 3(i)(e) above; or

          (ii) within thirty (30) days after the termination of Optionee's Continuous Status as an Employee or Consultant, this Option may be exercised, at any time within six (6) months following the date of death (but in no event later than the date of expiration of the term of this Option as set forth in
Section 11 below), by Optionee's estate or by a person who acquired the right to exercise this Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

     10.  Right of First Refusal.

          (i) In the event, at any time following the date of exercise of all or part of this Option, the Shareholder or his transferee desires (or is required) to sell or transfer in any manner the Shares, subject to the provision of Section 10(vi) hereof, he shall first offer such Shares for sale to the Company at the same price, and upon the same terms (or terms as similar as reasonably possible) upon which he is proposing or is to dispose of such Shares. If the transfer involves property other than cash, is to be made without consideration or does not involve a price freely set by the Shareholder, the price shall be determined as set forth in Section 10(iii) below. Such right of first refusal shall be provided to the Company for a period of fifteen (15) days following receipt by the Company of written notice by the Shareholder of the terms and conditions of said proposed sale or transfer, or fifteen (15) days following the setting of a price under Section 10(iii) (when the price is determined under Section 10(iii). In the event such Shares are not disposed of within ninety (90) days following lapse of the period of the right of first refusal provided to the Company, they shall once again be subject to the right of first refusal herein provided.

          (ii) Subject to the provisions of Section 10(vi) hereof, in the event, at any time following the date of exercise of all or part of this Option, of any transfer by operation of law or other involuntary transfer (including a transfer pursuant to death or dissolution of marriage) of all or a portion of the Shares, the Company shall have an option to purchase all of the Shares transferred. Upon such a transfer, the person acquiring such Shares shall promptly notify the Secretary of the Company of such transfer. The right to purchase such Shares shall be provided to the Company for a period of fifteen
(15) days following receipt by the Company of written notice by the person acquiring the Shares.

          (iii) With respect to any stock to be transferred pursuant to Sections 10(i) or 10(ii) and as to which a price has not been set by the Shareholder under Section 10(i), the price per share shall be a price set by the Board of Directors of the Company which will reflect the current value of the Shares in terms of present earnings and future prospects of the Company. The Company shall notify the Shareholder or his executor of the price so determined within thirty
(30) days after receipt by it of written notice of the transfer or proposed transfer of the Shares. If the Shareholder or his executor disputes the price as set by the Board of Directors by giving notice to the Company within ten (10) days after being informed of the price, the price of the Shares shall be determined by an independent financial analyst selected by the Board of Directors of the Company, with the cost of such determination to be divided equally between the Company and the Shareholder. The Board of Directors shall select such analyst within thirty (30) days after receipt of notice that the Shareholder is disputing the price set by the Board of Directors. If the Board is not notified of any such dispute within such ten (10) day period, the decision of the Board of Directors as to the purchase price shall be final. Any time required to determine a purchase price or to resolve a dispute shall be added to the fifteen (15) day period in which the Company may exercise its right to purchase.

          (iv) The rights to purchase Shares set forth in this Section 10 may be exercised by the Company for all, but not less than all, of the Shares made available to the Company for purchase.

          (v)   The right of first refusal granted to the Company by this
Section 10 shall terminate at such time as a public market exists for the Company's Common Stock (or any other stock issued to purchasers in exchange for the Shares purchased under this Agreement). Upon termination of the right of first refusal, at the Shareholder's request the Company shall issue a new certificate representing the Shares without a legend referring to such refusal right. For the purpose of this Agreement, a "public market" shall be deemed to exist if (i) such stock is listed on a national securities exchange (as that term is used in the Securities Exchange Act of 1934) or (ii) such stock is traded on the over-the-counter market and prices are published daily on business days in a recognized financial journal.

          (vi) The right of first refusal contained in this Section 10 shall not pertain to or apply to (a) any bona fide pledge of shares of stock made by the Shareholder which creates a mere security interest, (b) any transfer to the Shareholder's ancestors or decedents or spouse or to a trustee for his or their benefit, (c) any transfer to a former spouse pursuant to a property settlement agreement, or (d) a bona fide gift; provided that the Shareholder shall inform the Company of such pledge, transfer or gift prior to effecting it and the pledgee, transferee or donee shall furnish the Company with a written agreement to be bound by and comply with all provisions of this Agreement applicable to the Shareholder.

     11. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.

     12. Term of Option. Notwithstanding Section 9, this Option may not be exercised more than ten (10) years from the date of grant of this Option, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

     13. Early Disposition of Stock. If Optionee is an Employee, Optionee understands that, if Optionee disposes of any Shares received under this Option within two (2) years after the date of this Agreement or within one (1) year after such Shares were transferred to Optionee, Optionee will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount generally measured as the difference between the price paid for the Shares and the lower of the fair market value of the Shares at the date of exercise or the fair market value of the Shares at the date of disposition. Any gain recognized on such a premature sale of the Shares in excess of the amount treated as ordinary income will be characterized as capital gain. Optionee hereby agrees to notify the Company in writing within thirty (30) days after the date of any such disposition. Optionee understands that if Optionee disposes of such Shares at any time after the expiration of such two-year and one-year holding periods, any gain on such sale will be treated as long-term capital gain.

     14. Taxation Upon Exercise of Option. If Optionee is a Consultant, Optionee understands that, upon exercise of this Option, Optionee will recognize income for tax purposes in an amount equal to the excess of the then fair market value of the Shares over the exercise price.

Upon a resale of such shares by the Optionee, any difference between the sale price and the fair market value of the shares on the date of exercise of the Option will be treated as capital gain or loss.

     15. Tax Consequences. The Optionee understands that any of the foregoing references to taxation are based on federal income tax laws and regulations now in effect. The Optionee has reviewed with the Optionee's own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement. The Optionee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Optionee understands that the Optionee (and not the Company) shall be responsible for the Optionee's own tax liability that may arise as a result of the transactions contemplated by this Agreement.

DATE OF GRANT: _____________


                                             INTERVENTIONAL THERAPEUTICS
                                              CORPORATION


                                             By: _______________________________

                                             Title: ____________________________

     OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO
SECTION 3 HEREOF IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE OR CONSULTANT AT THE WILL OF THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION, THE COMPANY'S PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT OR CONSULTING RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE.

     Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, represents that Optionee is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or of the Committee upon any questions arising under the Plan.


Dated:
       --------------------



                                        --------------------------------
                                        Optionee


                                        Residence Address:

                                        --------------------------------

                                        --------------------------------

                                        Social Security No.
                                                            ------------